June 23, 2017

WisdomTree Asset Management, Inc.
Attention: Jonathan Steinberg 245 Park Avenue, 35th Floor
New York, NY 10167

With a copy to:
WisdomTree Asset Management, Inc.
Attention: Legal Department 245 Park Avenue, 35th Floor
New York, NY 10167

Dear Mr. Steinberg,

Pursuant to that certain Sub-Advisory Agreement between WisdomTree Asset Management, Inc. (the “Investment Adviser”) and Mellon Capital Management Corporation (the “Sub-Adviser”) dated as of January 1, 2013, as amended (the “Agreement”), the Sub-Adviser hereby provides the Investment Adviser with (i) an amended and restated Appendix A to the Agreement in the form attached hereto, (ii) an amended and restated Appendix B-1 and Appendix B-8 and (iii) for completeness existing, Appendix B-2, Appendix B-3, Appendix B-5, Appendix B-6, and Appendix B-7, as attached hereto.

In particular, this Amendment adds two (2) funds to Appendices A, and B-8 specifically the WisdomTree U.S. Multifactor Fund. Additionally, this Amendment changes the name of eleven (11) funds in Appendices A and B-1 as specified in the chart below*.

Current Fund Name	New Fund Name
WisdomTree Total Dividend Fund	WisdomTree U.S. Total Dividend Fund
WisdomTree LargeCap Dividend Fund	WisdomTree U.S. LargeCap Dividend Fund
WisdomTree MidCap Dividend Fund	WisdomTree U.S. MidCap Dividend Fund
WisdomTree SmallCap Dividend Fund	WisdomTree U.S. SmallCap Dividend Fund
WisdomTree High Dividend Fund	WisdomTree U.S. High Dividend Fund
WisdomTree Dividend ex-Financials Fund	WisdomTree U.S. Dividend ex-Financials Fund
WisdomTree Total Earnings Fund	WisdomTree U.S. Total Earnings Fund
WisdomTree Earnings 500 Fund	WisdomTree U.S. Earnings 500 Fund
WisdomTree MidCap Earnings Fund	WisdomTree U.S. MidCap Earnings Fund
WisdomTree SmallCap Earnings Fund	WisdomTree U.S. SmallCap Earnings Fund
WisdomTree LargeCap Value Fund	WisdomTree U.S. LargeCap Value Fund

*	Name changes are effective June 30th 2017.

Sincerely,

/s/ Sheryl Linck
Name: Sheryl Linck
Title: Managing Director

PURSUANT TO AN EXEMPTION FROM THE COMMODITY FUTURES TRADING COMMISSION IN CONNECTION WITH ACCOUNTS OF QUALIFIED ELIGIBLE PERSONS, THIS BROCHURE OR ACCOUNT DOCUMENT IS NOT REQUIRED TO BE, AND HAS NOT BEEN, FILED WITH THE COMMISSION. THE COMMODITY FUTURES TRADING COMMISSION DOES NOT PASS UPON THE MERITS OF PARTICIPATING IN A TRADING PROGRAM OR UPON THE ADEQUACY OR ACCURACY OF COMMODITY TRADING ADVISOR DISCLOSURE. CONSEQUENTLY, THE COMMODITY FUTURES TRADING COMMISSION HAS NOT REVIEWED OR APPROVED THIS TRADING PROGRAM OR THIS BROCHURE OR ACCOUNT DOCUMENT.

Acknowledged and agreed:

WisdomTree Asset Management, Inc.

By:	/s/ Jonathan Steinberg
Name:	Jonathan Steinberg
Title:	Chief Executive Officer and President

Mellon Capital Management Corporation

By:	/s/ Sheryl Linck
Name:	Sheryl Linck
Title:	Managing Director

APPENDIX A

TO

SUB-ADVISORY AGREEMENT

Effective as of June 23, 2017

FUNDS FOR WHICH MELLON CAPITAL MANAGEMENT CORPORATION ACTS AS SUB-ADVISER

ALTERNATIVE FUNDS

WisdomTree Managed Futures Strategy Fund

WisdomTree CBOE S&P 500 PutWrite Strategy Fund

CURRENCY AND INTERNATIONAL FIXED INCOME FUNDS

WisdomTree Chinese Yuan Strategy Fund

WisdomTree Emerging Currency Strategy Fund

WisdomTree Asia Local Debt Fund

WisdomTree Emerging Markets Local Debt Fund

WisdomTree Bloomberg U.S. Dollar Bullish Fund

DOMESTIC EQUITY FUNDS

WisdomTree U.S. Total Dividend FundWisdomTree U.S. Total Dividend Fund

WisdomTree U.S. Dividend ex-Financials Fund

WisdomTree U.S. High Dividend Fund

WisdomTree U.S. LargeCap Dividend Fund

WisdomTree U.S. MidCap Dividend Fund

WisdomTree U.S. SmallCap Dividend Fund

WisdomTree U.S. Total Earnings Fund

WisdomTree U.S. Earnings 500 Fund

WisdomTree U.S. LargeCap Value Fund

WisdomTree U.S. MidCap Earnings Fund

WisdomTree U.S. SmallCap Earnings Fund

WisdomTree U.S. Quality Dividend Growth Fund

WisdomTree U.S. SmallCap Quality Dividend Growth Fund

WisdomTree U.S. Domestic Economy Fund

WisdomTree U.S. Export and Multinational Fund

INTERNATIONAL EQUITY FUNDS

WisdomTree International Equity Fund

WisdomTree International High Dividend Fund

WisdomTree Europe Hedged Equity Fund

WisdomTree Global High Dividend Fund

WisdomTree Europe SmallCap Dividend Fund

WisdomTree India Earnings Fund

WisdomTree Japan Hedged Equity Fund

WisdomTree Global ex-U.S. Quality Dividend Growth Fund

WisdomTree Japan SmallCap Dividend Fund

WisdomTree Asia Pacific ex-Japan Fund

WisdomTree Australia Dividend Fund

WisdomTree International Dividend ex-Financials Fund

B8-1

WisdomTree International LargeCap Dividend Fund

WisdomTree International MidCap Dividend Fund

WisdomTree International SmallCap Dividend Fund

WisdomTree Emerging Markets High Dividend Fund

WisdomTree Emerging Markets SmallCap Dividend Fund

WisdomTree Middle East Dividend Fund

WisdomTree Global ex-US Real Estate Fund

WisdomTree Emerging Markets Quality Dividend Growth Fund

WisdomTree Emerging Markets Consumer Growth Fund

WisdomTree United Kingdom Hedged Equity Fund

WisdomTree Japan Hedged SmallCap Equity Fund

WisdomTree Germany Hedged Equity Fund

WisdomTree International Hedged Quality Dividend Growth Fund

WisdomTree China ex-State-Owned Enterprises Fund

WisdomTree Japan Hedged Real Estate Fund

WisdomTree Japan Hedged Financials Fund

WisdomTree Japan Hedged Capital Goods Fund

WisdomTree Japan Hedged Health Care Fund

WisdomTree Europe Quality Dividend Growth Fund

WisdomTree Emerging Markets ex-State-Owned-Enterprises Fund

WisdomTree Europe Hedged SmallCap Equity Fund

WisdomTree Japan Hedged Quality Dividend Growth Fund

WisdomTree Global ex-US Hedged Dividend Fund

WisdomTree Global Hedged SmallCap Dividend Fund

WisdomTree Global SmallCap Dividend Fund

WisdomTree Strong Dollar Emerging Markets Equity Fund

WisdomTree Europe Domestic Economy Fund

WisdomTree Global ex-U.S. Hedged Real Estate Fund

WisdomTree Dynamic Currency Hedged Europe Equity Fund

WisdomTree Dynamic Currency Hedged Japan Equity Fund

WisdomTree Dynamic Currency Hedged International Equity Fund

WisdomTree Dynamic Currency Hedged International SmallCap Equity Fund

WisdomTree International Quality Dividend Growth Fund

WisdomTree Emerging Markets Dividend Fund

WisdomTree Global ex-Mexico Equity Fund

WisdomTree Dynamic Currency Hedged International Quality Dividend Growth Fund

FIXED INCOME INFLATION HEDGED FUNDS

WisdomTree Barclays Interest Rate Hedged U.S. Aggregate Bond Fund

WisdomTree Barclays Negative Duration U.S. Aggregate Bond Fund

WisdomTree Interest Rate Hedged High Yield Bond Fund

WisdomTree Negative Duration High Yield Bond Fund

U.S. FIXED INCOME FUNDS

WisdomTree Bloomberg Floating Rate Treasury Fund

WisdomTree Barclays Yield Enhanced U.S. Aggregate Bond Fund

ENHANCED EQUITY FUNDS

WisdomTree Dynamic Bearish U.S. Equity Fund

B8-2

WisdomTree Dynamic Long/Short U.S. Equity Fund

WisdomTree U.S. Multifactor Fund

WisdomTree Dynamic Currency Hedged Global ex-U.S. Equity Fund

WisdomTree Dynamic Currency Hedged Emerging Markets Equity Fund

The Investment Adviser hereby appoints Mellon Capital Management Corporation, and Mellon Capital Management Corporation hereby accepts appointment, as the Sub-Adviser for the Fund(s) set forth above.

PURSUANT TO AN EXEMPTION FROM THE COMMODITY FUTURES TRADING COMMISSION IN CONNECTION WITH ACCOUNTS OF QUALIFIED ELIGIBLE PERSONS, THIS BROCHURE OR ACCOUNT DOCUMENT IS NOT REQUIRED TO BE, AND HAS NOT BEEN, FILED WITH THE COMMISSION. THE COMMODITY FUTURES TRADING COMMISSION DOES NOT PASS UPON THE MERITS OF PARTICIPATING IN A TRADING PROGRAM OR UPON THE ADEQUACY OR ACCURACY OF COMMODITY TRADING ADVISOR DISCLOSURE. CONSEQUENTLY, THE COMMODITY FUTURES TRADING COMMISSION HAS NOT REVIEWED OR APPROVED THIS TRADING PROGRAM OR THIS BROCHURE OR ACCOUNT DOCUMENT.

WISDOMTREE ASSET MANAGEMENT, INC.		MELLON CAPITAL MANAGEMENT CORPORATION

By:	/s/ Jonathan Steinberg	By:	/s/ Sheryl Linck
	Name: Jonathan Steinberg		Name: Sheryl Linck
	Title: CEO and President		Title: Managing Director

B8-3